Exhibit (q)(ii)

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST IV

NATIXIS ETF TRUST

LOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUNDS II

GATEWAY TRUST

POWER OF ATTORNEY

Effective July 1, 2017, I, the undersigned, hereby constitute John M. Loder, Russell Kane, Rosa Licea-Mailloux and Michael Kardok, each of them singly, my true and lawful attorneys, with full power to them and each of them to sign for me, and in my name in the capacity indicated below, any and all registration statements and any and all amendments thereto to be filed with the Securities and Exchange Commission for the purpose of registering from time to time investment companies of which I am now or hereafter will be a Director or Trustee and to register the shares of such companies and generally to do all such things in my name and on my behalf to enable such registered investment companies to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys and any and all registration statements and amendments thereto.

Witness my hand on the 14 day of June, 2017.

/s/ Maureen Mitchell
Maureen Mitchell – Trustee